Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended March 31, 2020

FRANKLIN, Tenn., May 5, 2020 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended March 31, 2020. The Company reported net income for the first quarter of approximately $4.1 million, or $0.18 per diluted common share. Funds from operations and adjusted funds from operations ("AFFO") for the three months ended March 31, 2020 totaled $0.48 and $0.49, respectively, per diluted common share.

Highlights include:

•
During the first quarter of 2020, the Company issued, through its at-the-market offering program ("ATM Program"), 610,786 shares of common stock at an average gross sales price of $44.99 per share and received net proceeds of approximately $26.9 million at an approximate 3.79% current equity yield.

•
During the first quarter of 2020, the Company acquired six real estate properties totaling approximately 122,000 square feet for an aggregate purchase price of approximately $37.0 million and cash consideration of approximately $36.4 million. Upon acquisition, the properties were 98.2% leased in the aggregate with lease expirations through 2035.

•
Subsequent to March 31, 2020, the Company acquired one property with approximately 10,000 square feet for a purchase price of approximately $3.9 million and expects to fund an additional $1.5 million in tenant improvements. The property is 100% leased with the lease expiring in 2035.

•
The Company has four properties under definitive purchase agreements for an aggregate expected purchase price of approximately $9.9 million. The Company's expected aggregate returns on these investments range from approximately 9.05% to 9.24%. The Company expects to close on these properties in the second quarter of 2020; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
The Company has three properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $68.0 million. The Company's expected aggregate returns on these investments range from approximately 9.5% to 11.0%. The Company expects to close these properties through the first half of 2021; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
On May 4, 2020, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.42 per share. The dividend is payable on May 29, 2020 to stockholders of record on May 15, 2020.

COVID-19 Pandemic

•
Many healthcare providers have been impacted by the COVID-19 pandemic. Some of them are not seeing patients, others have seen a reduced number of elective procedures and/or patient visits, while others have experienced limited impact, or have even seen improved cash flows from either increases in census or from government funding.

•
As of April 30, 2020, the Company has entered into deferral agreements with approximately 7 tenants representing approximately 0.25 percent of our annualized rent. In addition, the Company is currently negotiating deferral agreements with approximately 30 tenants representing approximately 2.34 percent of our annualized rent.

•
Based upon need and request the Company has been providing these tenants, generally, with two to three months of base rent deferral (the tenant continues to pay operating expenses). Pursuant to these agreements the tenants are, generally, required to repay the deferred amounts with funds received from business interruption insurance and/or the Payroll Protection Program of the Coronavirus Aid, Relief, and Economic Security (CARES) Act - with any remaining balance paid in equal monthly installments during the third and fourth quarters of 2020.

Highland Transition Update:

•
Highland Hospital, and related entities, filed for bankruptcy on March 29, 2020. The Company has agreed to provide debtor in possession financing of up to $3.65 million in order to facilitate the process. In addition, at March 31, 2020, the Company has a net investment of $550,000 in a note, secured by all assets of Highland Hospital.

•	The new operator continues to manage Highland Hospital pursuant to a management agreement and is in the process of preparing for the transfer of licenses and other assets.

•	The Company's lease with the new operator will become effective upon the sale of the assets to the new operator. The Company has received, and anticipates continuing to receive, its monthly payments.

•
The Company does not anticipate any material adverse long-term effect to its cash flows or net income related to the transition or subsequent leasing of this facility. The Company cannot provide assurance as to the timing or whether, this transaction will close.

About Community Healthcare Trust Incorporated
Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $641.9 million in 124 real estate properties as of March 31, 2020, located in 33 states, totaling approximately 2.7 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract, effects on global and national markets as well as businesses resulting from the COVID-19 pandemic, and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, in the Quarterly Report on Form 10-Q for the Quarter Ending March 31, 2020, and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands, except per share amounts)

	March 31, 2020	December 31, 2019

ASSETS
Real estate properties:
Land and land improvements	$74,680	$68,129
Buildings, improvements, and lease intangibles	566,954	534,503
Personal property	222	220
Total real estate properties	641,856	602,852
Less accumulated depreciation	(83,582)	(77,523)
Total real estate properties, net	558,274	525,329
Cash and cash equivalents	3,326	1,730
Restricted cash	282	293
Other assets, net	34,872	35,179
Total assets	$596,754	$562,531

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$203,276	$194,243
Accounts payable and accrued liabilities	5,297	3,606
Other liabilities	20,406	11,271
Total liabilities	228,979	209,120

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 22,125,269 and 21,410,578 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	221	214
Additional paid-in capital	475,824	447,916
Cumulative net income	21,654	17,554
Accumulated other comprehensive (loss) income	(13,426)	(4,808)
Cumulative dividends	(116,498)	(107,465)
Total stockholders’ equity	367,775	353,411
Total liabilities and stockholders' equity	$596,754	$562,531

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED March 31, 2020 AND 2019
(Unaudited; Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
REVENUES
Rental income	$17,428	$12,898
Other operating interest	508	543
	17,936	13,441

EXPENSES
Property operating	3,343	3,075
General and administrative	2,192	1,785
Depreciation and amortization	6,059	5,246
	11,594	10,106

INCOME FROM OPERATIONS	6,342	3,335
Interest expense	(2,249)	(2,054)
Interest and other income, net	7	169
NET INCOME	$4,100	$1,450

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.18	$0.06
Net income per common share – Diluted	$0.18	$0.06
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	20,735	17,955
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	20,735	17,955

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Net income	$4,100	$1,450
Real estate depreciation and amortization	6,109	5,282
Total adjustments	6,109	5,282
Funds From Operations	$10,209	$6,732
Straight-line rent	(878)	(336)
Stock-based compensation	1,019	853
AFFO	$10,350	$7,249
Funds from Operations per Common Share-Diluted	$0.48	$0.37
AFFO Per Common Share-Diluted	$0.49	$0.40
Weighted Average Common Shares Outstanding-Diluted (2)	21,310	18,343

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets and gains or losses from change in control, plus depreciation and amortization related to real estate, plus impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures, as well as other items discussed in NAREIT's Funds From Operations White Paper - 2018 Restatement. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	Diluted weighted average common shares outstanding for FFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: David H. Dupuy, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated